EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE January 29, 2013

Ashland Inc. reports preliminary financial results for first quarter of fiscal 2013
Earnings from continuing operations equal $1.27 per diluted share; adjusted EPS, excluding key items, is $1.12 per diluted share

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH), a global leader in specialty chemical solutions for consumer and industrial markets, today announced preliminary(1) financial results for the quarter ended December 31, 2012, the first quarter of its 2013 fiscal year.

Quarterly Highlights

(in millions except per-share amounts)	Quarter Ended Dec. 31
	2012	2011
Operating income	$176	$144
Key items*	(13)	53
Adjusted operating income*	$163	$197

Adjusted EBITDA*	$268	$301

Diluted earnings per share (EPS)
From net income	$1.26	$0.77

From continuing operations	$1.27	$0.76
Key items*	(0.15)	0.44
Adjusted EPS from continuing operations*	$1.12	$1.20

Cash flows provided by operating activities from continuing operations	$81	$(181)
Free cash flow*	30	(133)

*See Tables 5, 6 and 7 for definitions and U.S. GAAP reconciliations.

Ashland reported income from continuing operations of $102 million, or $1.27 per diluted share, on sales of $1.9 billion. These results included three key items that together had a net favorable impact on continuing operations of $12 million, net of tax, or 15 cents per diluted share. The largest key item was a $13 million after-tax benefit related to a business interruption insurance settlement. Excluding the three key items, Ashland’s adjusted income from continuing operations was $90 million, or $1.12 per diluted share, a decrease of 7 percent from the year-ago quarter.

For the year-ago quarter, Ashland reported income from continuing operations of $60 million, or 76 cents per diluted share, on sales of $1.9 billion. The year-ago results included two key items that had a combined negative effect of $35 million, net of tax, or 44 cents per diluted share. Excluding these items, adjusted income from continuing operations was $1.20 per diluted share. (Please refer to Table 5 of the accompanying financial statements for details of key items in both periods.)

For the remainder of this news release, financial results exclude the effect of key items in both the current and prior-year quarters. On this basis, Ashland’s results as compared to the year-ago quarter were as follows:
·	Sales were $1.9 billion; normalizing for currency, divestitures and joint ventures, sales were flat;
·	Operating income decreased 17 percent to $163 million;
·	Earnings before interest, taxes, depreciation and amortization (EBITDA) decreased 11 percent to $268 million; and
·	EBITDA as a percent of sales declined 130 basis points to 14.3 percent.

“Our financial performance in the first quarter – which is Ashland’s seasonally weakest period of the year – reflects soft demand in some key markets and regions. It also includes $31 million in losses on straight guar, primarily reflecting a discrete write-down of inventory to current market value,” said James J. O’Brien, Ashland chairman and chief executive officer. “Without this loss, adjusted earnings per share would have increased 14 percent when compared to a year ago. Ashland Consumer Markets turned in a strong quarter, as higher margins led to a 34-percent increase in EBITDA compared to a year ago. In addition, we generated $30 million of free cash flow in the first quarter, a significant improvement compared to the year-ago quarter.”

Business Segment Performance
In order to aid understanding of Ashland’s ongoing business performance, the results of Ashland’s business segments are described below on an adjusted basis and EBITDA, or adjusted EBITDA, is reconciled to operating income in Tables 7 and 8 of this news release.

Ashland Specialty Ingredients’ sales totaled $622 million, a decline of 1 percent when compared to a year ago. EBITDA declined 28 percent, to $116 million, while EBITDA as a percent of sales was 18.6 percent, down 690 basis points versus the year-ago quarter. This year-over-year decline is primarily due to the aforementioned $31 million loss on straight guar, as well as weak demand, particularly in the month of December, in our coatings and construction product lines in emerging markets. Specialty Ingredients’ pharmaceutical, hair and oral care, non-guar energy and specialties businesses all generated sales and gross profit increases versus the prior-year quarter.

Ashland Water Technologies’ sales totaled $421 million in the December 2012 quarter, a decline of 6 percent from the year-ago quarter. Normalizing for currency effects and adjusting for divestitures, sales would have been flat. EBITDA was $34 million, a 15-percent decline from the year-ago quarter. EBITDA as a percent of sales was 8.1 percent, down 80 basis points. During the quarter, Water Technologies continued to face soft demand in several markets, most notably industrial water treatment. Under a new leader, Luis Fernandez-Moreno, the team is focused on revenue growth and cost structure efficiencies.

Ashland Performance Materials reported sales of $345 million, a 9-percent decrease from the December 2011 quarter. Normalizing for currency and adjusting for divestitures, sales would have been down 4 percent over the prior year. EBITDA declined 38 percent to $28 million, while EBITDA as a percent of sales declined 380 basis points to 8.1 percent, primarily due to lower margins on elastomers, which benefited in the year-ago quarter from declining raw material costs.

Ashland Consumer Markets reported strong results versus the year ago period, with higher earnings driven by lower raw-material costs and a 13 percent volume increase within the international business. While overall sales increased 1 percent, to $481 million, EBITDA rose 34 percent, to $75 million.  EBITDA as a percent of sales was 15.6 percent, an increase of 380 basis points versus the year ago quarter.

After excluding the effects from key items, Ashland’s effective tax rate for the December 2012 quarter was 24 percent. Ashland continues to expect the effective tax rate for the full 2013 fiscal year to be in the range of 26-28 percent.

Summary and Outlook
"While our first-quarter financial results did not meet our expectations, we believe the biggest issues affecting our performance have been addressed," O'Brien said. "The inventory issue with straight guar is now behind us, and we have taken action to significantly reduce the risks going forward. In addition, the weak volumes we saw within certain parts of our Specialty Ingredients business in December appear to have been short-term, as order patterns through the first four weeks of January have improved to more normalized levels.”

“Looking ahead, our strategic focus has not changed. We remain committed to achieving our fiscal 2013 objectives, which should put us in a good position to attain our 2014 overall financial targets and generate significant value for our shareholders," he said.

Conference Call Webcast
Ashland will host a live webcast of its first-quarter conference call with securities analysts at 9 a.m. EST Tuesday, Jan. 29, 2013. The webcast and supporting materials will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures
This news release includes certain non-GAAP (Generally Accepted Accounting Principles) measures. Such measurements are not prepared in accordance with GAAP and should not be construed as an alternative to reported results determined in accordance with GAAP. Management believes the use of such non-GAAP measures assists investors in understanding the ongoing operating performance of the company and its segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP amounts have been reconciled with reported GAAP results in Tables 5, 6 and 7 of the financial statements provided with this news release.

About Ashland
In more than 100 countries, the people of Ashland Inc. (NYSE: ASH) provide the specialty chemicals, technologies and insights to help customers create new and improved products for today and sustainable solutions for tomorrow. Our chemistry is at work every day in a wide variety of markets and applications, including architectural coatings, automotive, construction, energy, food and beverage, personal care, pharmaceutical, tissue and towel, and water treatment. Visit ashland.com to see the innovations we offer through our four commercial units – Ashland Specialty Ingredients, Ashland Water Technologies, Ashland Performance Materials and Ashland Consumer Markets.

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C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition, Ashland may from time to time make forward-looking statements in its filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this news release or otherwise except as required by securities or other applicable law.

(1) Preliminary Results
Financial results are preliminary until Ashland’s Form 10-Q for the quarter ended Dec. 31, 2012, is filed with the SEC.

FOR FURTHER INFORMATION:

Investor Relations:
Jason Thompson
+1 (859) 815-4454
jlthompson@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Ashland Inc. and Consolidated Subsidiaries		Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2012	2011

Sales	$1,869	$1,930
Cost of sales	1,332	1,408
GROSS PROFIT	537	522
Selling, general and administrative expense	343	362
Research and development expense	32	30
Equity and other income	14	14
OPERATING INCOME	176	144
Net interest and other financing expense	44	57
Net loss on acquisitions and divestitures	-	4
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	132	83
Income tax expense	30	23
INCOME FROM CONTINUING OPERATIONS	102	60
(Loss) income from discontinued operations (net of income taxes)	(1)	1

NET INCOME	$101	$61

DILUTED EARNINGS PER SHARE
Income from continuing operations	$1.27	$.76
(Loss) income from discontinued operations	(.01)	.01
Net income	$1.26	$.77

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	80	79

SALES
Specialty Ingredients	$622	$628
Water Technologies	421	449
Performance Materials	345	378
Consumer Markets	481	475
	$1,869	$1,930

OPERATING INCOME (LOSS)
Specialty Ingredients	$72	$71
Water Technologies	17	21
Performance Materials	13	33
Consumer Markets	66	47
Unallocated and other	8	(28)
	$176	$144

Ashland Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	December 31	September 30
	2012	2012
ASSETS
Current assets
Cash and cash equivalents	$488	$523
Accounts receivable	1,380	1,481
Inventories	1,008	1,008
Deferred income taxes	116	116
Other assets	85	81
Total current assets	3,077	3,209

Noncurrent assets
Property, plant and equipment
Cost	4,541	4,478
Accumulated depreciation and amortization	(1,724)	(1,646)
Net property, plant and equipment	2,817	2,832
Goodwill	3,358	3,342
Intangibles	1,910	1,936
Asbestos insurance receivable (noncurrent portion)	444	449
Equity and other unconsolidated investments	220	217
Other assets	550	539
Total noncurrent assets	9,299	9,315

Total assets	$12,376	$12,524

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$349	$344
Current portion of long-term debt	114	115
Trade and other payables	738	877
Accrued expenses and other liabilities	569	577
Total current liabilities	1,770	1,913

Noncurrent liabilities
Long-term debt (noncurrent portion)	3,090	3,131
Employee benefit obligations	1,795	1,839
Asbestos litigation reserve (noncurrent portion)	753	771
Deferred income taxes	208	208
Other liabilities	608	633
Total noncurrent liabilities	6,454	6,582

Stockholders’ equity	4,152	4,029

Total liabilities and stockholders' equity	$12,376	$12,524

Ashland Inc. and Consolidated Subsidiaries		Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Three months ended
	December 31
	2012	2011
CASH FLOWS (USED) PROVIDED BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS
Net income	$101	$61
Loss (income) from discontinued operations (net of income taxes)	1	(1)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	107	104
Debt issuance cost amortization	5	6
Deferred income taxes	(3)	2
Equity income from affiliates	(5)	(7)
Distributions from equity affiliates	5	1
Gain from sale of property and equipment	(2)	-
Stock based compensation expense	9	6
Net loss on acquisitions and divestitures	-	2
Inventory fair value adjustment related to ISP acquisition	-	25
Change in operating assets and liabilities (a)	(137)	(380)
	81	(181)
CASH FLOWS (USED) PROVIDED BY INVESTING ACTIVITIES
FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(51)	(44)
Proceeds from disposal of property, plant and equipment	2	1
	(49)	(43)
CASH FLOWS (USED) PROVIDED BY FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS
Repayment of long-term debt	(43)	(23)
Proceeds from/(repayment of) short-term debt	5	(7)
Cash dividends paid	(18)	(14)
Proceeds from exercise of stock options	1	1
Excess tax benefits related to share-based payments	2	-
	(53)	(43)
CASH USED BY CONTINUING OPERATIONS	(21)	(267)
Cash used by discontinued operations
Operating cash flows	(16)	(3)
Effect of currency exchange rate changes on cash and
cash equivalents	2	(1)
DECREASE IN CASH AND CASH EQUIVALENTS	(35)	(271)
Cash and cash equivalents - beginning of period	523	737
CASH AND CASH EQUIVALENTS - END OF PERIOD	$488	$466

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$66	$64
Water Technologies	17	19
Performance Materials	15	12
Consumer Markets	9	9
	$107	$104
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$27	$24
Water Technologies	10	9
Performance Materials	5	7
Consumer Markets	5	2
Unallocated and other	4	2
	$51	$44

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries		Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

	Three months ended
	December 31
	2012	2011
SPECIALTY INGREDIENTS
Sales per shipping day	$10.0	$10.3
Metric tons sold (thousands)	88.9	90.0
Gross profit as a percent of sales (a) (b)	31.0%	29.6%
WATER TECHNOLOGIES
Sales per shipping day	$6.8	$7.4
Gross profit as a percent of sales (a)	33.3%	30.8%
PERFORMANCE MATERIALS
Sales per shipping day	$5.6	$6.2
Metric tons sold (thousands)	124.6	137.4
Gross profit as a percent of sales (a)	15.6%	19.2%
CONSUMER MARKETS
Lubricant sales (gallons)	37.1	36.7
Premium lubricants (percent of U.S. branded volumes)	32.6%	29.3%
Gross profit as a percent of sales (a)	30.1%	25.3%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.
(b)
Gross profit for the three months ended December 31, 2012 includes a loss of $31 million related to certain commoditized guar inventories, as well as income of $22 million related to the settlement of a business interruption insurance claim.  Excluding these two items, the gross profit percentage would have been 32.5%.  Gross profit for the three months ended December 31, 2011 includes expense of $25 million related to the fair value of inventory acquired from ISP.  Excluding this expense, the gross profit percentage would have been 33.4%.

Ashland Inc. and Consolidated Subsidiaries						Table 5
RECONCILIATION OF NON-GAAP DATA - INCOME (LOSS) FROM CONTINUING OPERATIONS
(In millions - preliminary and unaudited)

	Three Months Ended December 31, 2012
	Specialty Ingredients	Water Technologies	Performance Materials	Consumer Markets	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Restructuring and other integration costs	$-	$-	$(2)	$-	$(7)	$(9)
Insurance settlement	22	-	-	-	-	22
All other operating income	50	17	15	66	15	163
Operating income	72	17	13	66	8	176

NET INTEREST AND OTHER FINANCING EXPENSE					44	44

INCOME TAX (EXPENSE) BENEFIT
Key items					(5)	(5)
Deferred tax adjustment for foreign country rate change					4	4
All other income tax expense					(29)	(29)
					(30)	(30)

INCOME (LOSS) FROM CONTINUING
OPERATIONS	$72	$17	$13	$66	$(66)	$102

	Three Months Ended December 31, 2011
	Specialty	Water	Performance	Consumer	Unallocated
	Ingredients	Technologies	Materials	Markets	& Other	Total
OPERATING INCOME (LOSS)
Severance	$-	$-	$-	$-	$(28)	$(28)
Inventory fair value adjustment	(25)	-	-	-	-	(25)
All other operating income	96	21	33	47	-	197
Operating income	71	21	33	47	(28)	144

NET INTEREST AND OTHER FINANCING EXPENSE					57	57

NET LOSS ON ACQUISITIONS AND DIVESTITURES					4	4

INCOME TAX (EXPENSE) BENEFIT
Key items					18	18
All other income tax expense					(41)	(41)
					(23)	(23)

INCOME (LOSS) FROM CONTINUING
OPERATIONS	$71	$21	$33	$47	$(112)	$60

Ashland Inc. and Consolidated Subsidiaries		Table 6
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW
(In millions - preliminary and unaudited)

	Three months ended
	December 31
Free cash flow (a)	2012	2011
Total cash flows provided by operating activities
from continuing operations	$81	$(181)
Adjustments:
Additions to property, plant and equipment	(51)	(44)
ISP acquisition - change in control payment (b)	-	92
Free cash flows	$30	$(133)

(a)	Free cash flow is defined as cash flows provided by operating activities less additions to property, plant and equipment (no longer includes an adjustment for dividends).
(b)	Since payment was generated from investment activity, this amount has been included within this calculation.

Ashland Inc. and Consolidated Subsidiaries		Table 7
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended
	December 31
Adjusted EBITDA - Ashland Inc.	2012	2011
Net income	$101	$61
Income tax expense	30	23
Net interest and other financing expense	44	57
Depreciation and amortization (a)	105	104
EBITDA	280	245
Loss (income) from discontinued operations (net of income taxes)	1	(1)
Net loss on acquisition and divestiture key items	-	4
Operating key items (see Table 5)	(13)	53
Adjusted EBITDA	$268	$301

Adjusted EBITDA - Specialty Ingredients
Operating income	$72	$71
Add:
Depreciation and amortization	66	64
Key items (see Table 5)	(22)	25
Adjusted EBITDA	$116	$160

Adjusted EBITDA - Water Technologies
Operating income	$17	$21
Add:
Depreciation and amortization	17	19
Key items (see Table 5)	-	-
Adjusted EBITDA	$34	$40

Adjusted EBITDA - Performance Materials
Operating income	$13	$33
Add:
Depreciation and amortization (a)	13	12
Key items (see Table 5)	2	-
Adjusted EBITDA	$28	$45

Adjusted EBITDA - Consumer Markets
Operating income	$66	$47
Add:
Depreciation and amortization	9	9
Key items (see Table 5)	-	-
Adjusted EBITDA	$75	$56

(a)
Depreciation and amortization excludes accelerated depreciation of $2 million for Performance Materials for the three months ended December 31, 2012, which is displayed as a key item within this table.